UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	March 7, 2017

PHOTRONICS, INC.
(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code	(203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.07	Submission of Matters to a Vote of Security Holders

On March 7, 2017, the Company held its annual meeting of stockholders (the “Annual Meeting”) at NASDAX OMX, New York, New York. At the Annual Meeting, the Company’s stockholders approved four (4) proposals. The proposals are described in detail in the proxy statement relating to the annual meeting.

Proposal 1.

The Company’s stockholders elected seven (7) individuals to the Board of Directors as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Walter M. Fiederowicz	55,618,516	3,130,317	3,225,474
Joseph A. Fiorita, Jr.	55,620,243	3,128,590	3,225,474
Liang-Choo Hsia	57,437,771	1,311,062	3,225,474
Peter S. Kirlin	56,778,666	1,970,167	3,225,474
Constantine S. Macricostas	56,610,013	2,138,820	3,225,474
George Macricostas	45,352,131	13,396,702	3,225,474
Mitchell G. Tyson	55,127,728	3,621,105	3,225,474

Proposal 2.

The Company's stockholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2017as set forth below:

Votes For	Votes Against	Abstentions
61,392,465	558,705	23,137

Proposal 3.

The Company's stockholders approved by non-binding vote a resolution relating to the compensation of the named executive officers of the Company as described in the compensation discussion and analysis and the narrative disclosure as included in the proxy statement relating to the annual meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
58,305,359	308,526	134,948	3,225,474

Proposal 4.

The results on the vote of the frequency with which the non-binding shareholder vote to approve the compensation of our named executive officers should be conducted are set forth below:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
49,500,699	209,458	8,900,414	138,262	3,225,474

As previously disclosed, the Company’s Board of Directors has determined that the Company will hold an advisory vote on the compensation of its named executive officers (the “say-on-pay vote”) each year until the next time that the Company proposes an advisory vote on the frequency of the say-on-pay vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE:	March 10, 2017	BY	/s/ Richelle E. Burr
Richelle E. Burr
Vice President, General Counsel

PHOTRONICS, INC.